SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 To

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
April 30, 2003 (February 24, 2003)

Commission file number 0-10521

ADVANCED NEUROMODULATION SYSTEMS, INC.

Incorporated pursuant to the Laws of the State of Texas

Internal Revenue Service — Employer Identification No. 75-1646002

6501 Windcrest Drive, Plano, Texas 75024

(972) 309-8000

Item 5. Other Events

On February 24, 2003, James P. Calhoun, Vice President - Human Resources, entered into a "Preset Diversification Program" (PDP), a stock disposition plan intended to qualify for the safe harbor offered by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. Under Mr. Calhoun's PDP, he has authorized his broker to sell up to 60,000 shares of ANS common stock (30,000 shares owned outright by Mr. Calhoun and 30,000 shares which Mr. Calhoun will obtain by exercising certain stock options) at or above a price per share of $40 commencing February 24, 2003 and ending on February 24, 2004 (or upon completion of the sale of the 60,000 shares if earlier than February 24, 2004).

On February 26, 2003, Stuart Johnson, Vice President - Manufacturing, entered into a PDP under which he has authorized his broker to sell up to 12,000 shares of ANS common stock (which Mr. Johnson owns outright) at a price equal to or greater than $35 per share. Under Mr. Johnson's PDP, up to 5,000 shares may be sold during the period commencing on April 1, 2003 and ending on June 30, 2003, up to 3,000 shares may be sold during the period commencing on July 1, 2003 and ending on December 31, 2003, and up to 1,000 shares may be sold during the period commencing on January 1, 2004 and ending on April 1, 2004 (or upon completion of the sale of the 12,000 shares if earlier than April 1, 2004).

On February 28, 2003, John Erickson, Vice President - Research and Development, entered into a PDP under which he has authorized his broker to sell up to 15,000 shares of ANS common stock (which Mr. Erickson will obtain by exercising certain stock options) at the following fixed minimum prices: 2,500 shares at or above $36 per share, 2,500 shares at or above $38 per share, 2,500 at or above $40 per share, 2,500 at or above $42 per share, and 5,000 at or above $45 per share, commencing on April 1, 2003 and ending on January 31, 2004 (or upon completion of the sale of the 15,000 shares if earlier than January 31, 2004.

On February 28, 2003, Christopher G. Chavez, President and Chief Executive Officer, Scott F. Drees, Executive Vice President - Sales and Marketing, and F. Robert Merrill III, Executive Vice President - Finance, Chief Financial Officer and Treasurer, entered into PDPs. Under Mr. Chavez's PDP, he has authorized his broker to sell up to 50,000 shares of ANS common stock (which Mr. Chavez will obtain by exercising certain stock options) at the following fixed minimum prices: 10,000 at or above $38 per share, 10,000 at or above $40 per share, 10,000 at or above $42 per share, 10,000 at or above $44 per share, and 10,000 at or above $46 per share, commencing on March 17, 2003 and ending on March 1, 2004 (or upon completion of the sale of the 50,000 shares if earlier than March 1, 2004). Under Mr. Drees' PDP, he has authorized his broker to sell up to 40,000 shares of ANS common stock (which Mr. Drees will obtain by exercising certain stock options) at the following fixed minimum prices: 8,000 shares at or above $38 per share, 8,000 shares at or above $40 per share, 8,000 shares at or above $42 per share, 8,000 shares at or above $44 per share, and 8,000 shares at or above $46 per share, commencing on March 17, 2003 and ending on March 1, 2004 (or upon completion of the sale of the 40,000 shares if earlier than March 1, 2004). Under Mr. Merrill's PDP, he has authorized his broker to sell up to 40,000 shares of ANS common stock (which Mr. Merrill will obtain by exercising certain stock options) at the following fixed minimum prices: 8,000 shares at or above $38 per share, 8,000 shares at or above $40 per share, 8,000 shares at or above $42 per share, 8,000 shares at or above $44 per share, and 8,000 shares at or above $46 per share, commencing on March 17, 2003 and ending on March 1, 2004 (or upon completion of the sale of the 40,000 shares if earlier than March 1, 2004).

Mr. Calhoun, Mr. Johnson, Mr. Erickson, Mr. Chavez, Mr. Drees and Mr. Merrill have informed the Company that any shares sold pursuant to their respective PDPs will be sold pursuant to Rule 144, and that each of them will publicly disclose any sales in accordance with their obligations under Rule 16a-3. Mr. Calhoun, Mr. Johnson. Mr. Erickson, Mr. Chavez, Mr. Drees and Mr. Merrill have informed the Company that the purpose of their PDPs is to assist them in the diversification of their respective portfolios. None of the above-named officers had knowledge of any material nonpublic information regarding the Company when they adopted their respective written PDP plans.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1924, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED NEUROMODULATION SYSTEMS, INC. By:/s/ F. Robert Merrill III
Date: April 30, 2003	F. Robert Merrill III Executive Vice President, Finance Chief Financial Officer and Treasurer